                                                                      Exhibit 21

                                  SUBSIDIARIES

                                                                                                  JURISDICTION OF
NAME OF SUBSIDIARY*                                                                               ORGANIZATION
-------------------                                                                               ------------

Fidelity Chemical Products Malaysia SDN.BHD                                                       Malaysia
OM Holdings, Inc.                                                                                 Delaware
OMG Americas, Inc.                                                                                Ohio
OMG Asia-Pacific Co., Ltd.                                                                        Taiwan
OMG Belleville, Limited                                                                           Canada
OMG Europe GmbH                                                                                   Germany
OMG Fidelity, Inc.                                                                                Delaware
OMG Finland Oy                                                                                    Finland
OMG Harjavalta Chemicals Holding BV                                                               Netherlands
OMG Harjavalta Nickel Oy                                                                          Finland
OMG Japan, Inc.                                                                                   Japan
OMG Jett, Inc.                                                                                    Ohio
OMG Kokkola Chemicals Holding BV                                                                  Netherlands
OMG Kokkola Chemicals Oy                                                                          Finland
OMG Singapore Pte, Ltd.                                                                           Singapore
OMG Thailand Co., Ltd.                                                                            Thailand
OMG Vasset, S.A.                                                                                  France
SCM Metal Products, Inc.                                                                          Delaware
Harko CV                                                                                          Netherlands
Groupement Pour Le Traitement Du Terril De Lubumbashi (55%)                                       Jersey
Societe De Traitement du Terril De Lubumbashi (55%)                                               DRC

* Percentage in parentheses indicates the Company's ownership, if other than 100%